Exhibit 10.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement File No. 333-7166 pertaining to the QIAGEN N.V. 1996 Employee, Director and Consultants Stock Option Plan of our report dated February 23, 2004, with respect to the consolidated financial statements of QIAGEN N.V. included in this Annual Report (Form 20-F) for the years ended December 31, 2003 and 2002.

/s/ Ernst & Young LLP

Los Angeles, California

March 22, 2004